CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Trustees and Shareholders

Wells Fargo Variable Trust

We consent to the use of our report, dated February 25, 2010, for the Wells Fargo Advantage VT Intrinsic Value Fund (formerly the Wells Fargo Advantage VT Equity Income Fund), a series of the Wells Fargo Variable Trust, incorporated herein by reference and to the reference to our firm under the caption “INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM” in the Statement of Additional Information.

/s/ KPMG LLP

Boston, Massachusetts

July 13, 2010